UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 26, 2011
Archipelago Learning, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34555	27-0767387

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3232 McKinney Ave., Suite 400, Dallas, Texas	75204

(Address of principal executive offices)	(Zip Code)
(Registrant’s telephone number, including area code): 800-419-3191
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
     On May 26, 2011, Archipelago Learning, Inc., or the “Company,” issued a press release reiterating fiscal year 2011 guidance providing a preliminary outlook for fiscal year 2012, and announcing its long-term goals. A copy of the press release is furnished herewith as Exhibit 99.1.
     On May 26, 2011, the Company posted a corporate presentation to its website at http://investor.archipelagolearning.com. The presentation will be used during the Company’s First Investor Conference on Thursday, May 26, 2011 beginning at 8:00 a.m. EDT. The presentation provides an overview of the Company’s strategy, historical performance, outlook for fiscal years 2011 and 2012, and long-term goals. The event will be webcast live and can be accessed on the Company’s website at http://investor.archipelagolearning.com. Please visit the website at least 15 minutes prior to the call to register for the webcast and download the presentation slides as well as any necessary software. Additionally, a replay of the webcast will be available on the Company’s website for 120 days.
Item 7.01 Regulation FD Disclosure
     The information set forth in Item 2.02 is incorporated by reference in this Item 7.01 in its entirety.
     The information in this Current Report on Form 8-K, including the information contained in Exhibit 99.1, is being furnished to the Securities and Exchange Commission pursuant to Item 2.02 and 7.01, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Act of 1934 or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by a specific reference in such filing.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Archipelago Learning, Inc., dated May 26, 2011, announcing long-term goals and providing a preliminary outlook for 2012

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHIPELAGO LEARNING, INC.
By:	/s/ Mark S. Dubrow
	Name:	Mark S. Dubrow
	Title:	Chief Financial Officer

Date: May 26, 2011

Exhibit Index

Exhibit No.	Description
99.1	Press Release of Archipelago Learning, Inc., dated May 26, 2011, announcing long-term goals and providing a preliminary outlook for 2012